Exhibit 5.1

December 3, 2024

Gauzy Ltd.
14 Hathiya Street

Tel Aviv 6816914

Israel

Re: Registration Statement on Form S-8

Ladies/Gentlemen:

We have acted as Israeli counsel to Gauzy Ltd., an Israeli company (the “Company”), in connection with its preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,650,597 Ordinary Shares, no par value, of the Company (the “Plan Shares”) which may be issued under the Company’s 2016 Share Award Plan (the “2016 Plan”).

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) the 2016 Plan; (iv) resolutions of the board of directors of the Company; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also made inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents and the due execution and delivery of all documents by parties where due execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that the documents or copies thereof examined by us are true, complete and up-to-date and have not been amended, supplemented, rescinded, terminated or otherwise modified and that each individual grant under the 2016 Plan that has been made prior to the date hereof or will be made after the date hereof was and will be duly authorized by all necessary corporate action. As to all questions of fact relevant to the matters set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers or representatives of the Company and of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Based on and subject to the assumptions, limitations and qualifications stated in this opinion letter, we are of the opinion that the Plan Shares, when issued and paid for pursuant to the terms of the 2016 Plan, the terms of any agreements relating to such issuance and the terms of the awards with respect thereto, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of rendering the opinions set forth herein, made any investigation of the laws of any jurisdiction other than Israel.

This opinion letter is rendered as of the date hereof and the opinions expressed herein are based upon the laws of Israel that are in effect on the date hereof that have been published and are generally available on the date hereof, and we disclaim any obligation to advise you of any change of law that occurs, or of any facts, circumstances, events or developments of which we become aware, after the date of this opinion letter, even if they would alter, affect or modify the opinions expressed herein. This opinion letter is limited to the matters expressly stated herein and no opinion may be inferred or implied beyond the matters expressly stated herein to be our opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Gornitzky & Co., Advocates
Gornitzky & Co., Advocates